UNITED STATES SECURITIES AND
                               EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 22, 2008

                           INTRAOP MEDICAL CORPORATION
             (Exact name of registrant as specified in its charter)


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    Nevada                          000-49735                    87-0642947
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(State or other             (Commission File Number)           (IRS Employer
jurisdiction of                                              Identification No.)
incorporation)


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                               570 Del Rey Avenue
                               Sunnyvale, CA 94085

               (Address of principal executive offices) (Zip Code)

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       Registrant's telephone number, including area code: (408) 636-1020

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240. 14.a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))


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Item 3.02.        Unregistered Sales of Equity Securities.

         On September 22, 2008, Intraop Medical Corporation, or IntraOp, issued an aggregate of 1,846,154 shares of its Common Stock to two existing investors party to the Common Stock Purchase Agreement dated June 10, 2008, as amended, as consideration for agreeing to amend such agreement to reduce the offering price of common stock thereunder from $0.075 to $0.065 per share. In connection with this amendment, the offering period for the sale of common stock under the Common Stock Purchase Agreement was extended to October 31, 2008.

         The sale and issuance of the common stock were made in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Intraop did not receive any cash proceeds from the issuance of common stock described above.

         The Common Stock Purchase Agreement is attached as an exhibit to the Form 8-K we filed on June 12, 2008.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            INTRAOP MEDICAL CORPORATION


Date: September 26, 2008                                 By: /s/ Howard Solovei
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                                                         Howard Solovei
                                                         Chief Financial Officer


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